UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

January 14, 2021

Date of Report (Date of earliest event reported)

GLOBAL INDEMNITY GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34809	85-2619578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 300
Bala Cynwyd, PA	19004
(Address of principal executive offices)	(Zip Code)

(610) 664-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Shares, no par value	GBLI	NASDAQ Global Select Market
7.875% Subordinated Notes due 2047	GBLIL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2021, Global Indemnity Group, LLC (the “Company”) announced that Cynthia Y. Valko, chief executive officer and a member of the board of directors of the Company (the “Board”), informed the Board that she will retire effective as of January 31, 2021. In connection with her retirement, Ms. Valko has resigned from her positions as chief executive officer of the Company and a member of the Board, in each case effective as of January 15, 2021, although Ms. Valko will continue to serve the Company in an advisory capacity. The size of the Board has been reduced from seven to six directors, effective upon Ms. Valko’s resignation from the Board. The Board will undertake a search process to identify the successor to Ms. Valko for the chief executive officer position of the Company.

In connection with Ms. Valko’s retirement, the Company has entered into a separation agreement (the “Separation Agreement”) with Ms. Valko. Among other provisions, the Separation Agreement provides for (a) a severance payment of $675,000 to be paid ratably through December 2021, (b) preservation of all vested stock options held by Ms. Valko as of the date of her retirement to remain exercisable until the earlier of (i) 24 months from the date of Ms. Valko’s retirement or (ii) the expiration date of the applicable option, (c) forfeiture or continued vesting, as applicable, of unvested stock options held by Ms. Valko in accordance with their terms, with any such options that vest remaining exercisable for a period 24 to 38 months from the date of Ms. Valko’s retirement depending upon the vesting date, (d) the grant of 300,000 fully vested options as provided in Ms. Valko’s current employment agreement and (e) eligibility for an annual bonus for 2020 and true-up of bonus awards, based on a true-up of underwriting results for the applicable year, in the fourth calendar year following the applicable bonus award for all bonus years that remain open as of the date of retirement, including pro rata payment of bonus awards for January 2021. The receipt of the severance payment and the extension of the term of the stock options are subject to Ms. Valko’s execution of a general release in favor of the Company. The Separation Agreement also includes perpetual confidentiality and mutual non-disparagement provisions, and non-competition and employee and customer non-solicitation provisions effective until the later of (x) the date of the final severance payment and (y) the date on which no stock options held by Ms. Valko are outstanding. The foregoing description of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2020.

Effective as of January 19, 2021, the Company named Jonathan E. Oltman, age 46, as president of the Company’s insurance operations. Mr. Oltman joined the Company in 2014, serving most recently as executive vice president – commercial lines since February 2019. Under Mr. Oltman’s leadership since 2015, the Company’s commercial lines gross written premiums grew by 55% at an 85% combined ratio. Mr. Oltman has 25 years of experience in excess and surplus, small business and specialty property and casualty insurance lines, including prior tenures with Selective Insurance Group, Inc., Harleysville Insurance and Nationwide Insurance. Until Ms. Valko’s successor as chief executive officer of the Company is duly appointed, Mr. Oltman will act as the Company’s principal executive officer. Mr. Oltman will report directly to the Board through its chairman on a day-to-day basis.

In connection with Mr. Oltman’s appointment, the Company and Mr. Oltman executed an agreement (the “Terms of Employment”) on January 19, 2021 setting forth the principal terms of Mr. Oltman’s employment with the Company. The Company expects to enter into definitive documentation with Mr. Oltman incorporating the provisions set forth in the Terms of Employment.

The Terms of Employment provides for Mr. Oltman’s term of office as president of the Company’s insurance operations to run from January 19, 2021 through December 31, 2023. The Terms of Employment also provides for an annual base salary of $650,000 (“Base Salary”) and an annual bonus opportunity of $487,500 to $812,500 (the “Bonus Opportunity”), payable based on the achievement of certain underwriting results, as determined by the Board, for each year of Mr. Oltman’s term as president of the Company’s insurance operations, with 50% of the Bonus Opportunity payable in cash in the subsequent calendar year and 50% payable in Company stock following a true-up of underwriting results for the applicable year in the fourth calendar year following the applicable bonus award.

The Terms of Employment provides for a grant of 140,000 stock options to acquire Company shares. One-third of the options will vest on April 1 of each of 2022, 2023 and 2024, subject to the achievement of certain underwriting results for the applicable year as determined by the Board and Mr. Oltman being a Company employee in good standing as of the applicable vesting date. The stock options will be subject to the terms of the Company’s stock option plans and ancillary agreements.

The Terms of Employment provides that the Company may terminate Mr. Oltman’s employment at any time for any reason. In the event of Mr. Oltman’s termination by the Company without “cause” (as defined in the Terms of Employment), Mr. Oltman will receive as severance an aggregate amount equal to the lesser of (i) one month of Base Salary for each 12 months of employment and (ii) the Base Salary otherwise payable between the termination date and December 31, 2023 (such Base Salary payments, the “Severance Amount”). Payment of the Severance Amount is contingent upon compliance with the terms in the Terms of Employment, including Mr. Oltman’s execution of and not revoking a general release of claims in favor of the Company.

The Terms of Employment includes perpetual confidentiality and mutual non-disparagement provisions, and two-year post-termination non-competition and employee and customer non-solicitation provisions.

The foregoing description of the Terms of Employment is qualified in its entirety by the full text of the Terms of Employment, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2020.

A copy of the press release announcing Ms. Valko’s retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Other Events

(d) Exhibits

Exhibit No.	Description

99.1	Press release for Global Indemnity Group, LLC dated January 19, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity Group, LLC

January 20, 2021	By:	/s/ Stephen W. Ries
	Name:	Stephen W. Ries
	Title:	Secretary